FPVLI





INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 1999 relating to American Skandia Life Assurance Corporation included in the Registration Statement (Form S-6 No. 333-58703) and related Prospectus, which is part of this Registration Statement.



                                                            /s/Ernst & Young LLP

Hartford, Connecticut
April 23, 1999